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[HARRIS LOGO]                                                       NEWS RELEASE




                                                                    Exhibit 99.1


                        HARRIS CORPORATION AGREES TO SELL
                   TELECOM TOOLS AND TEST SYSTEMS PRODUCT LINE

MELBOURNE, FLORIDA, MAY 10, 2004 - Harris Corporation (NYSE:HRS) has signed an agreement to sell its telecom tools, test sets, and test systems product lines to Danaher Corporation for approximately $50 million in cash, subject to adjustments at closing. This business is currently part of the Network Support segment, and provides products for telecommunications maintenance and installation professionals. Located in Camarillo, California, the business employs approximately 100 people and had fiscal year 2003 revenue of $32 million.

Harris' NetBoss(TM) network operations software business, which is also part of the Network Support segment, is not included in the sale. The transaction is expected to close later this month and Harris expects to realize a gain from the sale.

Harris Corporation is an international communications technology company focused on providing assured communications(TM) products, systems and services for government and commercial customers. The company's five operating divisions serve markets for government communications, tactical radio, broadcast, microwave, and network support systems. Harris provides systems and service to customers in more than 150 countries. Additional information about Harris Corporation is available at www.harris.com.

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FORWARD LOOKING STATEMENTS
This press release contains forward-looking statements that reflect management's current expectations, assumptions, and estimates of future performance and economic conditions. Such statements are made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The company cautions investors that any forward-looking statements are subject to risks and uncertainties that may cause actual results and future trends to differ materially from those matters expressed in or implied by such forward-looking statements. Statements about the expected date of completion for the transaction, and the impact of the transaction to Harris are forward-looking and involve risks and uncertainties. Other factors that may impact the company's results and forward-looking statements may be disclosed in the company's filings with the SEC. Harris disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Contact Information:

TOM HAUSMAN
Harris Corporate Headquarters
tom.hausman@harris.com
321-727-9131